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CONSENT OF INDEPENDENT ACCOUNTANTS                                  Exhibit 23.3
                                                                     (1998 10-K)


We consent to the incorporation by reference in Registration Statements of Applied Power Inc. on Form S-3 No. 333-47493, Form S-8 No. 33-18140, No. 33-21250, No. 33-24197, No. 33-38719, No. 33-38720, No. 33-62658, No. 333-42353,
No. 333-46469, No. 333-61279, No. 333-61281 and No. 333-61389 of our report dated September 30, 1998, appearing in this Annual Report on Form 10-K of Applied Power Inc. for the year ended August 31, 1998.



PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
November 20, 1998